THIRD AMENDMENT TO ADVISORY AGREEMENT

This Third Amendment (“Amendment”) dated June 1, 2022 is made to the Advisory Agreement dated June 1, 2016, as amended (the “Agreement”), between RUSSELL INVESTMENT COMPANY, a Massachusetts business trust (the “Trust”) and RUSSELL INVESTMENT MANAGEMENT, LLC, a Washington limited liability company (the “Adviser”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

WHEREAS, the Trust and the Adviser desire to amend Sections 7(a) and 9 as set forth below.

WHEREAS, the Trust and the Adviser desire to amend Exhibit A of the Agreement to (1) incorporate the advisory fees applicable to Funds added to the Agreement by letter agreement and (2) change the advisory fee breakpoint tiers for the RIC Tax-Managed U.S. Large Cap Equity Fund.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Agreement, pursuant to the terms thereof, as follows:

1.	Section 7(a) is hereby deleted and replaced in its entirety with the following:

“7. Renewal and Termination.

(a) This Agreement shall become effective on and as of June 1, 2016, and shall continue through the period ending two years from such date. For any new Fund for which the Adviser is retained as investment adviser pursuant to Section 1(b) of this Agreement, this Agreement shall become effective on the date such Fund is offered to the public and shall continue in effect as to such Fund for two years from its effective date. In each case, the Agreement is renewable annually thereafter for successive one-year periods (a) by a vote of a majority of the Trustees of the Trust, or (b) as to any Fund, by a vote of a majority of the outstanding voting securities of that Fund, and in either case by a majority of the Trustees who are not parties to this Agreement or interested persons of any parties to the Agreement (other than as Trustees of the Trust), cast in accordance with the requirements of the 1940 Act (as amended) and the rules and regulations thereunder, or in accordance with such regulatory guidance, interpretations, or exemptive relief issued by the SEC or its staff from time to time; provided, however, that if the shareholders of any one or more Funds fail to approve the Agreement as provided herein, the Adviser may continue to serve in such capacity in the manner and to the extent permitted by the 1940 Act and Rules and Regulations thereunder with respect to any other Fund or Funds.”

2.	Section 9 is hereby deleted and replaced in its entirety with the following:

“9. Amendment of Agreement. This Agreement may be amended by mutual consent, and the consent of the Trust must be approved by (i) vote of a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such party, cast in accordance with the requirements of the 1940 Act (as amended) and the rules and regulations thereunder, or in accordance with such regulatory guidance, interpretations, or exemptive relief issued by the SEC or its staff from time to time, and, (ii) to the extent required by the 1940 Act and interpretations thereof by the SEC and its staff, by vote of a majority of the outstanding Shares (as defined with respect to voting securities by the 1940 Act) representing the interests in each Fund affected by such amendment.”

3.	Exhibit A is hereby deleted and replaced in its entirety with Exhibit A attached hereto.

4.	Except as expressly amended by this Amendment, the provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, each of the parties hereto has caused this Third Amendment to the Advisory Agreement to be executed in its name and behalf by its duly authorized representative as of the date first written above.

RUSSELL INVESTMENT COMPANY		RUSSELL INVESTMENT MANAGEMENT, LLC

By:	/s/ Vernon Barback	By:	/s/ Katherine El-Hillow
Name:	Vernon Barback	Name:	Katherine El-Hillow
Title:	President and Chief Executive Officer	Title:	Chairman and President

Exhibit A

Fund	Asset Level	Fee
Equity Income Fund	All assets	0.55%
Sustainable Equity Fund	All assets	0.55%
U.S. Strategic Equity Fund	First $1.0 billion	0.75%
	Next $2.0 billion	0.71%
	Next $3.0 billion	0.68%
	In excess of $6.0 billion	0.66%
U.S. Small Cap Equity Fund	All assets	0.70%
International Developed Markets Fund	All assets	0.70%
Global Equity Fund	First $1.0 billion	0.95%
	Next $2.0 billion	0.91%
	Next $3.0 billion	0.88%
	In excess of $6.0 billion	0.86%
Emerging Markets Fund	First $1.0 billion	1.15%
	Next $2.0 billion	1.11%
	Next $3.0 billion	1.08%
	In excess of $6.0 billion	1.06%
Tax-Managed U.S. Large Cap Fund	First $1.0 billion	0.70%
	Next $2.0 billion	0.66%
	Next $3.0 billion	0.63%
	Next $2.0 billion	0.61%
	In excess of $8.0 billion	0.59%
Tax-Managed U.S. Mid & Small Cap Fund	First $1.0 billion	0.98%
	Next $2.0 billion	0.94%
	Next $3.0 billion	0.91%
	In excess of $6.0 billion	0.89%
Tax-Managed International Equity Fund	First $1.0 billion	0.85%
	Next $2.0 billion	0.81%
	Next $3.0 billion	0.78%
	In excess of $6.0 billion	0.76%
Tax-Managed Real Assets Fund	First $1 billion	0.85%
	Next $2 billion	0.81%
	Next $3 billion	0.78%
	In excess of $6 billion	0.76%
Opportunistic Credit Fund	First $1.0 billion	1.00%
	Next $2.0 billion	0.96%
	Next $3.0 billion	0.93%
	In excess of $6.0 billion	0.91%
Unconstrained Total Return Fund	First $1.0 billion	1.00%
	Next $2.0 billion	0.96%
	Next $3.0 billion	0.93%
	In excess of $6.0 billion	0.91%

Strategic Bond Fund	First $1.0 billion	0.50%
	Next $2.0 billion	0.46%
	Next $3.0 billion	0.43%
	In excess of $6.0 billion	0.41%
Investment Grade Bond Fund	All assets	0.25%
Short Duration Bond Fund	First $1.0 billion	0.45%
	Next $2.0 billion	0.41%
	Next $3.0 billion	0.38%
	In excess of $6.0 billion	0.36%
Tax-Exempt Bond Fund	All assets	0.30%
Tax-Exempt High Yield Bond Fund	All assets	0.50%
Global Infrastructure Fund	First $1.0 billion	1.25%
	Next $2.0 billion	1.21%
	Next $3.0 billion	1.18%
	In excess of $6.0 billion	1.16%
Global Real Estate Securities Fund	First $1.0 billion	0.80%
	Next $2.0 billion	0.76%
	Next $3.0 billion	0.73%
	In excess of $6.0 billion	0.71%
Real Assets Fund	First $1 billion	0.75%
	Next $2 billion	0.71%
	Next $3 billion	0.68%
	In excess of $6 billion	0.66%
Multi-Strategy Income Fund	First $1.0 billion	0.75%
	Next $2.0 billion	0.71%
	Next $3.0 billion	0.68%
	In excess of $6.0 billion	0.66%
Multi-Asset Growth Strategy Fund	First $1.0 billion	0.85%
	Next $2.0 billion	0.81%
	Next $3.0 billion	0.78%
	In excess of $6.0 billion	0.76%
Conservative Strategy Fund	All assets	0.20%
Balanced Strategy Fund	All assets	0.20%
Moderate Strategy Fund	All assets	0.20%
Growth Strategy Fund	All assets	0.20%
Equity Growth Strategy Fund	All assets	0.20%
Multifactor U.S. Equity Fund	All assets	0.30%
Multifactor International Equity Fund	All assets	0.45%
Multifactor Bond Fund	All assets	0.15%